Execution Version

PLEDGE AND COLLATERAL AGENCY AGREEMENT

THIS PLEDGE AND COLLATERAL AGENCY AGREEMENT (this “Agreement”), is entered into as of this 26th day of August, 2010, by and among Colombia Clean Power & Fuels, Inc., a Nevada corporation (“Colombia”), Colombia CPF LLC, Delaware limited liability company (“CPF,” and together with Colombia, the “Pledgors”), and Law Debenture Trust Company of New York, a New York banking corporation, as collateral agent (the “Collateral Agent”).

RECITALS:

WHEREAS, as of the date hereof, Colombia and CPF, own 99% and 1%, respectively, of the outstanding membership interest of Energia Andina Santander Resources Coӧperative U.A., a cooperative formed under the laws of the Netherlands (“Energia”);

WHEREAS, Colombia intends to issue from time to time up to $2,500,000 aggregate principal amount of its 10% secured convertible promissory notes due June 30, 2012 (the “Notes”);

WHEREAS, the purchasers of the Notes (the “Noteholders”) have required, as a condition to purchasing the Notes, among others, and in order to secure the payment in full of the principal and interest due on the Notes and those additional obligations of the Pledgors set forth in this Agreement (collectively, the “Liabilities”), that the Pledgors execute and deliver this Agreement and the Pledge Agreement (as defined below) to the Collateral Agent;

WHEREAS, in order to secure the full payment of all Liabilities, the Pledgors have agreed  to grant to the Collateral Agent, for the benefit of the Noteholders, a security interest in their membership interests of Energia and certain related assets; and

WHEREAS, each of the Pledgors will benefit from the sale of the Notes, and has agreed to execute and deliver this Agreement and the Pledge Agreement to the Collateral Agent.

NOW, THEREFORE, for and in consideration of the foregoing and of any other financial accommodations or extensions of monies heretofore, now or hereafter made to or for the benefit of the Pledgors and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions.  Unless otherwise specified in this Agreement, the capitalized terms in this Agreement shall have the meanings set forth in the Notes.

“Enforcement Event” means the receipt by the Collateral Agent of a written notice from Noteholders holding a majority in aggregate principal amount of the Notes notifying the Collateral Agent that an Event of Default, as defined in the Notes (an “Event of Default”), has occurred and is continuing, which Enforcement Event shall continue until the Collateral Agent is notified in writing by Noteholders holding a majority in aggregate principal amount of the Notes that such Event of Default has been cured or properly waived by such Noteholders.

2.           Pledge Agreement.  (a)  To secure the prompt and complete payment, observance and performance of all of the Liabilities, the Pledgors shall execute and deliver to the Collateral Agent a pledge deed among the Pledgors and the Collateral Agent in the form annexed to this Agreement as Exhibit A (the “Pledge Agreement”), which pledges and assigns to the Collateral Agent, and grants to the Collateral Agent for the benefit of the Noteholders, a security interest (“Security Interest”) in all of Pledgors’ right, title and interest in and to the Security Assets (as defined in the Pledge Agreement) (collectively, “Pledged Collateral”).  The Pledgors agree to take such steps as may be required under applicable law or as the Collateral Agent, acting at the direction of the Noteholders holding a majority in aggregate principal amount of the Notes, may from time to time require to perfect and maintain the Collateral Agent’s first priority security interest in the Pledged Collateral under applicable law, including without limitation taking all actions required of the Pledgors under the Pledge Agreement.  The Pledge Agreement secures, and the Pledged Collateral is collateral security for, the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise of all Liabilities now or hereafter existing.

(b)           The Pledgors authorize and direct the Collateral Agent to enter into the Pledge Agreement and each Pledgor hereby acknowledges and agrees that in the performance of its duties and obligations under the Pledge Agreement, the Collateral Agent shall have all of the right, benefits, protections, indemnities and immunities afforded to it under this Agreement.

3.           Representations and Warranties.  Each  Pledgor represents and warrants as follows:

(a)           The Pledgors are the sole, direct, legal and beneficial owners of the Pledged Collateral, free and clear of all liens, claims, pledges, security interests and other encumbrances (collectively, “Liens”) of any kind whatsoever (other than those in favor of the Collateral Agent) and no security agreement, financing statement or other public notice with respect to all or any part of the Pledged Collateral is on file or of record in any public office other than in favor of the Collateral Agent;

(b)           Each Pledgor has the full power and authority to enter into this Agreement and the Pledge Agreement and to perform its obligations hereunder and thereunder;

(c)           Each Pledgor has the right to pledge and grant a security interest in all or any part of the Pledged Collateral;

(d)           The execution and delivery by the Pledgor of this Agreement and the Pledge Agreement, the performance by the Pledgors of their obligations hereunder and thereunder, including, but not limited to, the pledge by the Pledgors of the Pledged Collateral pursuant to the Pledge Agreement, will not: (i) violate the provisions of any material law applicable to either Pledgor; (ii) result in a breach of or constitute a default under any material agreement, instrument, order or decree to which either Pledgor is a party or by which its assets or property is bound; or (iii) result in or create any Lien under any agreement, instrument, order or decree binding upon either Pledgor or any of its properties (other than the Lien created by the Pledge Agreement);

(e)          There are no restrictions, other than those contemplated in the Pledge Agreement, upon any of the rights associated with, or the transfer of, any of the Pledged Collateral;

(f)           Each Pledgor has the right to otherwise transfer all or any part of the Pledged Collateral free of any Lien;

(g)          The delivery to the Collateral Agent of the Pledge Agreement create a valid and perfected security interest in the Pledged Collateral, securing the payment of the Liabilities;

(h)          Each of this Agreement and the Pledge Agreement constitutes the legal, valid and binding obligation of each Pledgor enforceable against each Pledgor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(i)           No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either: (i) for the pledge by the Pledgors of the Pledged Collateral pursuant to the Pledge Agreement or for the execution, delivery or performance of this Agreement or the Pledge Agreement by the Pledgors or (ii) for the exercise by the Collateral Agent of the rights provided for in the Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to the Pledge Agreement or as may be required in connection with any disposition of all or any part of the Pledged Collateral under any laws affecting the offering and sale of securities generally; and

(j)           There is no action, suit, investigation or proceeding by or before any governmental authority or arbitral tribunal now pending or, to the best knowledge of either Pledgor, threatened against either Pledgor (i) which questions the validity or legality of or seeks damages in connection with this Agreement or the Pledge Agreement or (ii) which could result in a material adverse effect on either Pledgor’s ability to perform its obligations under this Agreement or the Pledge Agreement.

4.           Covenants.  The Pledgors covenant that:

(a)           Further Assurances.  At any time and from time to time, at the expense of the Pledgors, the Pledgors shall promptly execute and deliver, or cause to be executed and delivered, all assignments, instruments, powers, proxies and documents and take all further action, that may be necessary or desirable, or that Noteholders holding a majority in aggregate principal amount of the Notes may request, in order to perfect and protect any security interest granted or purported to be granted by the Pledge Agreement or to enable the Collateral Agent to exercise and enforce its rights and remedies under the Pledge Agreement with respect to any Pledged Collateral and to carry out the provisions and purposes hereof or thereof.

(b)          Third Party Claims.  The Pledgors shall defend the Collateral Agent’s right, title and interest in and to the Pledged Collateral pledged by the Pledgors under the Pledge Agreement against claims and demands of any Person.

(c)          No Sale or Transfer of Collateral; No Liens.  The Pledgors agree that, except with the Collateral Agent’s prior written consent, they will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest granted under the Pledge Agreement.

(d)          Subsequent Changes Affecting Collateral.  The Pledgors represent to the Collateral Agent that they have made their own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of interest or other distributions, reorganization or other exchanges, tender offers and voting rights), and the Pledgors agree that the Collateral Agent shall have no responsibility or liability for informing the Pledgors of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

5.           Rights; Distributions; Etc.

(a)          So long as no Event of Default, as defined in the Notes, shall have occurred and be continuing:

(i)           The Pledgors shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Pledge Agreement; provided, however, that the Pledgors shall not exercise or shall refrain from exercising any such right such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof;

(ii)          The Pledgors shall be entitled to receive and retain any and all distributions, dividends and interest paid in respect of the Pledged Collateral; and

(iii)         The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgors all such proxies and other instruments as the Pledgors may reasonably request for the purpose of enabling the Pledgors to exercise the rights which they are entitled to exercise pursuant to paragraph (i) above and to receive the distributions or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

(b)          Upon the occurrence and during the continuation of an Event of Default and upon the giving of written notice to the Pledgors by Collateral Agent of its intention to exercise its rights hereunder or under the Pledge Agreement:

(i)          Unless the Collateral Agent otherwise designates, all rights of the Pledgors to exercise the voting and other consensual rights which they would otherwise be entitled to exercise pursuant to Section 5(a) hereof shall terminate and, subject to the terms of the Pledge Agreement, all such rights shall thereupon become vested in the Collateral Agent;

(ii)           All rights of the Pledgors to receive the distributions, dividends and interest payments which it would otherwise receive and retain pursuant to Section 5(a) hereof shall terminate, and thereupon become vested in the Collateral Agent; and

(iii)           All distributions, dividends and interest payments which are received by the Pledgors contrary to the provisions of this Section 5(a) shall be received in trust for the benefit of the Collateral Agent, segregated from other funds of the Pledgors and forthwith paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

6.           Collateral Agent Appointed Attorney-in-Fact.  The Pledgors hereby appoint the Collateral Agent as the Pledgors’ attorney-in-fact with full authority in the place and stead of the Pledgors and in the name of the Pledgors or otherwise, from time to time to take any action and to execute any instrument which the Noteholders holding a majority in aggregate principal amount of the Notes shall direct in writing or as the Collateral Agent may deem necessary or reasonably deem desirable to enforce the Collateral Agent’s rights and remedies under this Agreement or the Pledge Agreement, including, without limitation, to take any and all actions to perfect the security interests in the Pledged Collateral, and to receive, endorse and collect all instruments made payable to the Pledgors representing any distribution, dividend or interest payment in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.  This power of attorney created under this Section 6, being coupled with an interest, shall be irrevocable for the term of this Agreement and thereafter as long as any of the Liabilities shall be outstanding.

7.           Default.

(a)           Collateral Agent’s Exercise of Rights and Remedies Upon an Enforcement Event. Notwithstanding anything set forth herein to the contrary, it is hereby expressly agreed that, on the occurrence and during the continuance of an Enforcement Event, the Collateral Agent may exercise any of the rights and remedies provided in this Agreement or the Pledge Agreement.

(b)           Collateral Agent May Perform.  If the Pledgors fail to perform any agreement contained herein or in the Pledge Agreement, the Collateral Agent may (upon the written request of Noteholders holding a majority in aggregate principal amount of the Notes) perform, or cause to be performed, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgors pursuant to the provisions of Section 9 hereof.

8.           Acquisition or Transfer of Collateral upon Event of Default.

(a)           If any Enforcement Event occurs and is continuing, the Collateral Agent shall have, in addition to all other rights given by law or otherwise, all of the rights and remedies with respect to the Pledged Collateral as are provided by the Pledge Agreement and under applicable law.  In addition, the Collateral Agent shall, subject to the terms of the Pledge Agreement and applicable law, have all the following rights:

(i)           The Collateral Agent may, at its option, transfer or register the Pledged Collateral or any part thereof into its own name or its nominee’s name, with or without any indication that such Pledged Collateral is subject to the security interest under the Pledge Agreement.

(ii)           With respect to any Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of the Collateral Agent or which the Collateral Agent shall otherwise have the ability to transfer under applicable law, the Collateral Agent may, without notice to the Pledgors except as specified below, sell or cause the same to be sold at any broker’s board or at public or private sale, in one or more sales or lots, at such price or prices as the Collateral Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk.  The purchaser of any or all of the Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever.

(b)          Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, Collateral Agent will give the Pledgors reasonable notice of the time and place of any public sale thereof, which at a minimum will be ten (10) days, or of the time after which any private sale or other intended disposition is to be made.

(i)           Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable.

(ii)          Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgors as provided in Section 20 below, at least ten (10) days before the time of the sale or disposition.

(iii)         Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived.

(c)           The Collateral Agent may, in its own name or in the name of a designee or nominee, buy any of the Pledged Collateral at any public sale and, if permitted by applicable law, at any private sale.

(d)           All expenses (including court costs and reasonable attorneys’ fees and expenses) of, or incident to, the enforcement of any of the provisions hereof or of the Pledge Agreement shall be recoverable from the proceeds of the sale or other disposition of the Pledged Collateral.

(e)           No enumeration of rights in this Section or elsewhere in this Agreement, the Pledge Agreement or any other related document or other agreement shall be deemed in any way to limit the rights of the Collateral Agent as described in this Section 8.

9.          Expenses.  The Pledgors agree to pay upon demand to the Collateral Agent the amount of any and all reasonable fees and expenses in accordance with Schedule A hereto, including the fees and expenses of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement or the Pledge Agreement, (ii) the custody or preservation of, or the registration or sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) protecting, maintaining or preserving the Pledged Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, (iv) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (v) the failure by the Pledgors to perform or observe any of the provisions hereof.

10.        Indemnification.  The Pledgors, jointly and severally, hereby agree to defend, protect, indemnify and hold harmless the Collateral Agent and each of its officers, directors, employees and agents (collectively called the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, reasonable costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees incurred in connection with any action or proceeding between either Pledgor and any Indemnitee or between any Indemnitee and any third party or otherwise, with respect to any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect, economic, special, punitive, treble or consequential and whether based on any federal, state, local or foreign laws or other statutory regulations, including, without limitation, environmental, securities and commercial laws and regulations, under common law or equitable principles) in any manner relating to or arising out of this Agreement or the Pledge Agreement, or any act, event or transaction or attendant thereto or contemplated hereby or thereby, or any action or inaction by any Indemnitee hereunder or thereunder or in connection herewith or therewith, (collectively, the “Indemnified Matters”); provided, however, that the Pledgors shall not have any obligation to any Indemnitee hereunder with respect to Indemnified Matters resulting solely from the gross negligence or willful misconduct of such Indemnitee.  The covenants of the Pledgors contained in this Section 10 shall survive the payment in full of all amounts due and payable under this Agreement, the Pledge Agreement and the Notes and the full satisfaction of all other Liabilities.  Such indemnification shall not be subject to any limitation as to amount.

11.         Waivers.

(a)           The Pledgors hereby waive any requirement of diligence, presentment, demand of payment, or notice with respect to the Liabilities, the benefit of any statutes of limitation, and all demands whatsoever, and covenants that this Agreement will not be discharged, except as otherwise expressly provided in this Agreement.

(b)           To the extent permitted by law, the Pledgors shall remain bound and their liabilities hereunder shall be unconditional, irrespective of:

(i)           the validity or enforceability, avoidance or subordination of the Liabilities,

(ii)          the election of any remedy by the Collateral Agent,

(iii)         failure by the Collateral Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any of the Pledged Collateral,

(iv)         the election by the Collateral Agent in any proceeding instituted under Chapter 11 of the Bankruptcy Code of the application of Section 1111(b)(2) of the Bankruptcy Code,

(v)          the disallowance under Section 502 of the Bankruptcy Code of all or any portion of the claims of the Collateral Agent for repayment of the Liabilities,

(vi)         the absence of any attempt by, or on behalf of, the Collateral Agent to collect, or take any other action to enforce, all or any part of the Liabilities from the Pledgors or any other obligor or any other Person, or

(vii)        any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(c)          EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT OR THE PLEDGE AGREEMENT, THE PLEDGORS HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE PLEDGED COLLATERAL, INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE PLEDGORS WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE.

(d)          The Pledgors hereby further waive, to the fullest extent permitted by law:

(i)           all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder;

(ii)          demand of performance or other demand, notice of intent to demand or accelerate, notice of acceleration presentment, protest, advertisement or notice of any kind to or upon the Pledgors or any other person; and

(iii)         all rights of redemption, appraisal, valuation, diligence, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the Pledge Agreement or the absolute sale of the Pledged Collateral or any portion thereof.  Each Pledgor hereby waives the benefit of all such laws, for itself and all who may claim under it.

12.          Term.  This Agreement shall remain in full force and effect until all of the Liabilities shall have been paid and satisfied in full and all commitments under the Notes shall have been terminated.

13.          Limitation of Liability.

(a)          Under no circumstances shall the Collateral Agent and its directors, officers, employees, attorneys and agents shall not be liable for special, indirect, consequential, incidental or punitive damages hereunder, regardless of whether advised of the possibility of such damages in advance and regardless of the cause of action; and the Pledgors hereby waive, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.  The Collateral Agent shall not be required to take any action hereunder that it believes, in its reasonable judgment, would expose it to liability unless indemnification or other security satisfactory to Collateral Agent shall have been provided to it.  In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder or under the Pledge Agreement arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

(b)          When the Collateral Agent incurs expenses or renders services after an Enforcement Event, Event of Default or bankruptcy occurs, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar law.

(c)           Collateral Agent shall have a right of setoff against the Pledged Collateral for all fees, costs and expenses past due and for any indemnity claims made by the Collateral Agent hereunder.

14.         Role Of The Collateral Agent.

(a)          No Fiduciary Duties.  Nothing in this Agreement or the Pledge Agreement constitutes the Collateral Agent as a trustee or fiduciary of any other person.

(b)          Rights and Discretions.

(i)           The Collateral Agent may rely on:

A.   any representation, notice or document believed by it to be genuine, correct and appropriately authorized; and

B.    any statement made by a director, authorized signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(ii)           The Collateral Agent may assume (unless it has received notice of an Enforcement Event) that no Event of Default has occurred.

(iii)          The Collateral Agent may engage and rely on the advice or services of any lawyers, accountants, or other experts.

(iv)          Notwithstanding any other provision of this Agreement or the Pledge Agreement to the contrary, the Collateral Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(c)          Secured Parties’ Instructions.  Notwithstanding anything herein or in the Pledge Agreement to the contrary, the Collateral Agent shall (i) exercise any right, power, authority or discretion vested in it as Collateral Agent only upon receipt of and in accordance with written instructions given to it by the Noteholder holding a majority in aggregate principal amount of the Notes (or, if so instructed by the Noteholders holding a majority in aggregate principal amount of the Notes, refrain from exercising any right, power, authority or discretion vested in it as Collateral Agent) and (ii) not, without limitation to any other limitation of Collateral Agent’s liability contained in this Agreement or the Pledge Agreement, be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Noteholders holding a majority in aggregate principal amount of the Notes.

(d)          Responsibility for Documentation.

The Collateral Agent:

(i)           is not responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Noteholder, the Pledgors, or any other person given in or in connection with this Agreement or the Pledge Agreement; and

(ii)          is not responsible for the legality, validity, effectiveness, perfection, adequacy or enforceability of this Agreement or the Pledge Agreement, the Pledged Collateral, or the Liabilities or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with this Agreement or the Pledge Agreement.

(e)         Know Your Customer.  Nothing in this Agreement, the Pledge Agreement or otherwise shall oblige the Collateral Agent to carry out any “know your customer” or other checks in relation to any person on behalf of any Pledgor or any Noteholder and each Pledgor confirms to the Collateral Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Collateral Agent, if any.

15.          Limitation on Collateral Agent’s Duties Regarding Collateral.

(a)           General.  The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Collateral in its possession shall be to hold the Pledged Collateral in accordance with the standards of care set forth in this Agreement.  The Collateral Agent shall not have any other duty as to the Pledged Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

(b)           Collateral Agent’s Duty.  The Collateral Agent shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with the Collateral Agent’s gross negligence or willful misconduct (as determined by the final judgment of a court of competent jurisdiction). Without limiting the generality of the foregoing, the Collateral Agent shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option upon the written instructions of the Noteholders holding a majority in aggregate principal amount of the Notes, and all expenses incurred in connection therewith shall be for the account of Pledgors, and shall be added to the Liabilities secured hereby.  The Pledgors shall promptly upon Collateral Agent’s demand, and in any event within three (3) Business Days of such demand, reimburse Collateral Agent for any such expenses.  Notwithstanding anything to the contrary contained herein, the Collateral Agent shall have no responsibility for the preparing, recording, filing, re-recording, or re-filing of any financing statement, continuation statement or other instrument in any public office.

(c)           Additional Understandings Regarding the Collateral Agent’s Duties.  The Collateral Agent undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Collateral Agent shall have no liability under and no duty to inquire as to the provisions of any agreement other than this Agreement and the Pledge Agreement. The Collateral Agent may rely upon and shall not be liable for acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Collateral Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Collateral Agent shall not be liable for any action taken or omitted by it in good faith except to the extent that a court of competent jurisdiction determines that the Collateral Agent’s gross negligence or willful misconduct was the primary cause of any loss to the parties hereto. The Collateral Agent may execute any of its powers and perform any of its duties hereunder directly or through agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it.

(i)           The Collateral Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Collateral Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto or from any person or entity other than the parties hereto, which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order, judgment or decree of a court of competent jurisdiction, notwithstanding that such order, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated, or found to have been entered without jurisdiction.

(ii)           The Collateral Agent shall not be required to use its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers, and shall not be required to take any action which, in the Collateral Agent’s sole and absolute judgment, could involve it in expense or liability unless furnished with security and indemnity which it deems, in its reasonable discretion, to be satisfactory.

16.           Resignation of Collateral Agent.  The Collateral Agent may, at any time, effective upon 30 days prior written notice to Pledgors and the Noteholders and the appointment of a successor Collateral Agent, terminate its agreement to act as the Collateral Agent hereunder. Upon the effective date of any such termination, the Collateral Agent shall promptly deliver the Pledged Collateral then held by it or its agents to the successor Collateral Agent and shall execute and deliver such notices, instructions and assignments as may be reasonably necessary or desirable to transfer the rights of the Collateral Agent with respect to the Pledged Collateral to the successor Collateral Agent. Any successor Collateral Agent shall be a bank or other financial institution or trust company designated by the Pledgors.

17.          Application of Proceeds.  Any cash held by the Collateral Agent as Pledged Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall, as soon as reasonably practicable, be applied by the Collateral Agent first to its outstanding fees and expenses and then to the payment of the Notes.

18.           Discontinuation of Proceedings.  To the extent permitted by applicable law, in case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under the Pledge Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Pledgors and the Collateral Agent shall be returned to their former position and rights thereunder with respect to the Pledged Collateral, and all rights, remedies and powers of the Collateral Agent under the Pledge Agreement shall continue as if no such proceeding had been instituted.

19.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Pledgors, the Collateral Agent and the Noteholders, and their respective successors and permitted assigns.  The Pledgors’ successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Pledgors.

20.           Notices.  Any notice required or desired to be served, given or delivered hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered (i) five (5) business days after deposit in the mails, with proper postage prepaid, (ii) when properly transmitted if sent by facsimile with receipt confirmed, (iii) one (1) business day after being deposited with a reputable overnight courier with all charges prepaid, or (iv) when delivered, if hand-delivered, by messenger, all of which shall be properly addressed to the party to be notified and shall be addressed:

(a)	in the case of the Pledgors:

Colombia Clean Power & Fuels, Inc.
4265 San Felipe Street, Suite 1100
Houston, Texas  77027
Attention:  Edward P. Mooney
Tel: (832) 327-7417
Fax: (707) 769-8167

with a copy to:

Pryor Cashman LLP
7 Times Square
New York, NY  10036-6569
Attention:  Eric M. Hellige, Esq.
Tel: (212) 326-0846
Fax: (212) 798-6380

(b)	in the case of the Collateral Agent:

Law Debenture Trust Company of New York
400 Madison Avenue, 4th Floor
New York, New York  10017
Attention:  Michael A. Smith
Tel:  (212) 750-6474
Fax:   (212) 750-1361

21.           Counterparts.  This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

22.           Section Headings.  The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

23.           Governing Law; Submission to Jurisdiction; Forum Selection.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

IN ANY ACTION OR PROCEEDING ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE PLEDGE AGREEMENT OR ANY OF THE OBLIGATIONS (AS DEFINED HEREIN), THE PLEDGORS IRREVOCABLY (A) CONSENT AND SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK, AND (B) WAIVE ANY OBJECTION WHICH SUCH PARTY MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUCH PROCEEDINGS BROUGHT IN ANY SUCH COURT, AND (C) WAIVE ANY CLAIM THAT SUCH PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM, AND (D) FURTHER WAIVE THE RIGHT TO OBJECT WITH RESPECT TO SUCH PROCEEDINGS THAT SUCH COURT DOES NOT HAVE ANY JURISDICTION OVER SUCH PARTY.  THIS FORUM SELECTION AGREEMENT APPLIES NO MATTER WHAT THE FORM OF ACTION, WHETHER IN REM, IN PERSONAM, OR ANY OTHER, OR WHETHER BASED ON ANY STATUTE, RULE, OR REGULATION, NOW EXISTING OR HEREAFTER ENACTED.

EACH PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE AT THE OPTION OF THE COLLATERAL AGENT OR ANY NOTEHOLDERS BY ANY ONE OF THE FOLLOWING: (A) DELIVERY IN PERSON, (B) BY COURIER, OR (C) CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN SECTION 20.

ANY PROCESS SERVED BY MAIL SHALL BE COMPLETE ON THE DATE IT IS MAILED. ANY PROCESS SERVED BY ANY OTHER MANNER AFOREMENTIONED SHALL BE COMPLETE ON THE DATE IT IS DELIVERED.  THE PLEDGORS CONSENT TO SERVICE OF PROCESS AS AFORESAID.  THE PLEDGORS ALSO WAIVE ANY DEFECT IN SERVICE CAUSED BY ITS FAILURE TO NOTIFY THE COLLATERAL AGENT IN WRITING OF ANY CHANGE OF ADDRESS.

NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT OR ANY NOTEHOLDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR THE RIGHT OF THE COLLATERAL AGENT OR ANY NOTEHOLDER TO BRING ANY ACTION OR PROCEEDING AGAINST ANY PLEDGORS OR ANY PLEDGORS’ PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

24.           Waiver of Jury Trial.  Each party to this Agreement hereby irrevocably waives trial by jury in any action or proceeding with respect to this Agreement.

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IN WITNESS WHEREOF, the Pledgors and the Collateral Agent have executed this Agreement as of the date first set forth above.

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Collateral Agent

By:	/s/ Michael A. Smith
Michael A. Smith
Vice President

COLOMBIA CLEAN POWER & FUELS, INC., as Pledgor

By:	/s/ Edward P. Mooney
Edward P. Mooney
President and Chief Executive Officer

COLOMBIA CPF LLC., as Pledgor

By:	/s/ Edward P. Mooney
Edward P. Mooney
Chief Executive Officer

Schedule A to the Pledge and Collateral Agency Agreement:

Collateral Agent’s Fee Schedule